Exhibit 99.1

SM&A

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT
OF
BENNETT C. BEAUDRY

     This Amendment No. 3 to Employment Agreement (this “Amendment”) is entered into as of September 28, 2004 by and between SM&A, a California corporation (“SM&A”), and Bennett C. Beaudry (“Employee”), with reference to the following:

A. SM&A and Employee are parties to that certain Employment Agreement dated as of October 4, 2002, as amended by Amendment No. 1 to Employment Agreement dated as of January 30, 2003, and Amendment No. 2 to Employment Agreement effective as of January 20, 2004 (as amended, the “Employment Agreement”) pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions set forth therein.

B. Employee and SM&A desire to amend the Employment Agreement to reflect certain agreed upon changes in Employee’s compensation and to correct an error in Amendment No. 2.

     NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows, with such amendment to become effective as of September 28, 2004:

     1. Income Compensation. Paragraph 2 of Exhibit A to the Employment Agreement is hereby amended and restated in its entirety to read as follows:

     (A) In addition to the Base Salary described above, Employee will receive incentive compensation for each calendar quarter (beginning with the fourth quarter of 2004) computed as follows:

     (i) the ratio of Actual Sales to Forecasted Sales, multiplied by (ii) .75%, multiplied by (iii) the Company’s earnings before interest, taxes, depreciation and amortization charges (“EBITDA”) for each quarter. The formula is also expressed as IC = (AS/FS) x (.0075) x (EBITDA). Notwithstanding the foregoing, if the ratio of Actual Sales to Forecasted Sales is less than 0.8, no incentive compensation shall be payable under this subsection.

For purposes of the foregoing, “Actual Sales” means the Company’s revenue for the quarter reported in the Company’s financial statements. “Forecasted Sales” for the fourth quarter of 2004 are $21,000,000. For the first quarter of 2005 and for each quarter thereafter, Forecasted Sales shall be established by the Board of Directors of the Company in connection with the Board’s approval of an annual budget for the Company in December of the prior year or January of the applicable year. The Board of Directors or the Compensation Committee shall have discretion to modify the Forecasted Sales amount from time to time in the event of material changes in the Company’s business.

     (B) In addition to the Base Salary described above and the incentive compensation, if any, payable under Subsection (A) hereof, Employee will receive additional incentive compensation in the amount of 0.75% of the Company’s EBITDA.

     2. Cash Bonus Opportunity: Paragraph 8, added to Exhibit A to the Employment Agreement by Amendment No. 2, shall be deleted in its entirety.

     3. Date of Amendment No. 2 to Employment Agreement. In order to correct an error, the date in the preamble of Amendment No. 2 is hereby amended to read “January 20, 2004.”

     4. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement shall remain in full force and effect. The Employment Agreement (as superseded in part by this Amendment) each prior amendment, and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereto and supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of October 8, 2004.

SM&A
By:	/s/ Steven S. Myers
Steven S. Myers
Chairman and Chief Executive Officer

/s/ Bennett C. Beaudry
Bennett C. Beaudry

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